UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 30, 2010

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.           Completion of Acquisition or Disposition of Assets

On December 30, 2010, Allied Motion Technologies Inc. (the “Company”), through its wholly-owned subsidiary, Allied Motion Technologies B.V., acquired 100% of the stock of Östergrens Elmotor AB (“Östergrens”), headquartered in Solna, Sweden.  The purchase price paid at closing was $8.3 million, consisting of approximately $7.4 million of cash and 136,700 shares of the Company’s common stock.  Additional amounts may be paid in cash to the sellers based on Östergrens meeting certain performance criteria through the end of 2011.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2011, the Company entered into a Consulting Agreement with Richard Smith, the Company’s Executive Chairman of the Board and Chief Financial Officer, to begin on the expected date of his retirement as a full time employee of the Company on March 31, 2013.  The Consulting Agreement provides that Mr. Smith will work part time as an independent contractor on assignments as requested by the Company’s Chief Executive Officer.

As part of the transition plan, the Company anticipates that a new Chief Financial Officer will be in place in the last half of 2012.  After his retirement, Mr. Smith will continue to serve as a Board Member for the Company as recommended by the Board of Directors and approved by the Company’s shareholders.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed by amendment to this report on Form 8-K within 71 calendar days after the date on which this report on Form 8-K must be filed.

(d)           Exhibits

10.1         Share Purchase Agreement by and between Allied Motion Technologies B.V. and Östergrens Holding AB dated December 16, 2010 (incorporated by reference to Exhibit 10 to the Company’s Form 8-K filed December 22, 2010)

10.2         Consulting Agreement between Richard D. Smith and Allied Motion Technologies Inc. dated January 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Richard D. Smith
Executive Chairman
and Chief Financial Officer